Exhibit 99.1
Grant No.: _____
GERBER SCIENTIFIC, INC.
2006 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
     Gerber Scientific, Inc., a Connecticut corporation (the “Company”), hereby grants shares of its common stock, $0.01 par value (the “Stock”), to the grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, the attachment and the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan (the “Plan”).
Grant Date:                     , ___
Name of Grantee:
Grantee’s Employee Identification Number:
Number of Shares of Stock Covered by Grant:
Purchase Price per Share of Stock: $
Vesting Start Date:                                         , ___
     By signing this cover sheet, you agree to all of the terms and conditions described in the attachment (together with this cover sheet, the “Agreement”) and in the Plan, a copy of which has been provided or made available to you. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan.

Grantee:
(Signature)
Company:
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

GERBER SCIENTIFIC, INC.
2006 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability	This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Stock”). The purchase price is deemed paid by your prior services to the Company. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Vesting	The Company will issue your Restricted Stock in your name as of the Grant Date.

Your right to the Stock under this Restricted Stock Agreement vests as to one-fourth (1/4th) of the total number of shares of Stock covered by this grant, as shown on the cover sheet, on each of the first four one-year anniversaries of the Grant Date (each an “Anniversary Date”), provided that your employment then continues (hereinafter defined as “Service”). If, however, such Anniversary Date occurs during a period in which you are (i) subject to a lock-up agreement restricting your ability to sell shares of Stock in the open market or (ii) restricted from selling shares of Stock in the open market because you are not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or you are otherwise restricted from trading), vesting in such shares of Stock will be delayed until the first date on which you are no longer prohibited from selling shares of Stock due to a lock-up agreement or insider trading plan restriction (the “Vesting Date”), and provided, further, that you have been continuously in Service to the Company or a Subsidiary from the Grant Date until the Vesting Date. The resulting aggregate number of vested shares of Stock will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this grant.

No additional shares of Stock will vest after your Service has terminated for any reason other than your death or Disability as provided below.

Forfeiture of Unvested Stock	In the event that your Service terminates for any reason other than your death or Disability (which will mean “permanent and total disability” as provided in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”)), you will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed. In the event that your Service terminates in the event of your death or Disability, the restrictions on the Stock will terminate and the Stock will vest.

Escrow	During the Period of Restriction, your Restricted Stock will be held, physically and of record, by the Company or its nominee (or, at the Company’s election, in book entry form) for your benefit. As the beneficial owner of the Restricted Stock, you will be entitled to any cash dividends paid on the Restricted Stock and will be entitled to direct the voting of such Restricted Stock. Shares of Stock distributed as a dividend on the Restricted Stock, if any, will be subject to the same restrictions as those imposed on the Restricted Stock and reflected in this Agreement.

Issuance	The issuance of the Stock under this grant will be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Stock certificates, with any unvested Restricted Stock bearing a legend as set forth below with the appropriate restrictions imposed by this Agreement. As your interest in the Stock vests as described above, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Stock acquired under this grant. In the event that the Company determines that any federal, state, or local tax or withholding payment is required relating to the payment of dividends or the vesting of shares arising from this grant, the Company will have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate. By signing this Agreement, you elect under the Plan to authorize the Company to reduce the number of shares of Stock delivered to you at the time restrictions lapse by the number of shares of Stock required to satisfy tax withholding requirements. Such shares of Stock will be returned to the Company. Your acknowledgment and acceptance of these tax withholding provisions are conditions precedent to your right to receive the Stock pursuant to the Agreement and the Plan.

Acknowledgement of Receipt	You agree to acknowledge receipt of the stock certificate or other evidence of ownership for the Stock upon lapse of the restrictions by delivering to the Company an Acknowledgement of Receipt substantially in the form of Exhibit A to this Agreement, if requested by the Company.

Section 83(b) Election	Under Section 83 of the Code, the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit B to this Agreement. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights	This Agreement does not give you the right to be retained or employed by the Company (or any of its Affiliates) in any capacity. The Company (and any Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction will be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock will be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Legends	All certificates representing the Stock issued in connection with this grant will, where applicable, have endorsed thereon a legend substantially to the following effect:

“ THE SALE OR TRANSFER OF SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE GERBER SCIENTIFIC, INC. 2006 OMNIBUS INCENTIVE PLAN, AND IN THE ASSOCIATED AWARD AGREEMENT. A COPY OF THIS PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM GERBER SCIENTIFIC, INC.”

Applicable Law	This Agreement will be governed by the laws of the State of Connecticut, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meanings set forth in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data may include, but is not limited, to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who will include the Company and to other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report and proxy statement to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact Tracy Chartier, Administrative Assistant, Legal, 83 Gerber Road West, South Windsor, Connecticut 06074 to request paper copies of these documents.

Counterparts	This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.
     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A
ACKNOWLEDGEMENT OF RECEIPT
     Receipt is hereby acknowledged of the delivery to me on                      of stock certificate(s) for                        shares of Common Stock of Gerber Scientific, Inc., which shares represent Stock granted to me by the Company on                     ,___. I acknowledge and agree, in accordance with the terms of the Award Agreement, that the balance of                     Stock has been retained by the Company and used to satisfy the tax withholding obligations applicable to the value of the Restricted Stock granted to me.

     Name:

EXHIBIT B
ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE
          The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.	The name, address and social security number of the undersigned:

Name:

Address:

Social Security No. :

2.	Description of property with respect to which the election is being made:
                    shares of common stock, par value $0.01 per share, Gerber Scientific, Inc., a Connecticut corporation, (the “Company”).
3.	The date on which the property was transferred is , ___.

4.	The taxable year to which this election relates is calendar year ___.

5.	Nature of restrictions to which the property is subject:
          The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $ per share, for a total of $ .

7.	The amount paid by taxpayer for the property was $ .

8.	A copy of this statement has been furnished to the Company.
Dated:                     , ___

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)
     The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1
     1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.
     2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.
     3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

1	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.